CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement of Smart Online, Inc. on Form S-8 (No. 333-124569) and related prospectuses of our audit report dated April 15, 2010, with respect to the consolidated financial statements of Smart Online, Inc., which report appears in the Annual Report on Form 10-K of Smart Online, Inc. for the years ended December 31, 2009 and 2008.

/s/ CHERRY, BEKAERT & HOLLAND, L.L.P.

Raleigh, North Carolina
April 15, 2010